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                                                                    EXHIBIT 3.63

                                                                          [SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                          ARIZONA PATHOLOGY GROUP, P.C.

     ARTICLE I.    NAME. the name of the corporation is ARIZONA PATHOLOGY
GROUP, P.C.

     ARTICLE II. PRINCIPAL OFFICE. the principal place of business will be at 1611 Highway 95, Bullhead City, Arizona 86442.

     ARTICLE III. PURPOSE. The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the state of arizona, as they may be amended from time to time.

     ARTICLE IV. INITIAL BUSINESS. The corporation initially intends to engage in the business of a medical practice.

     ARTICLE V. BOARD OF DIRECTORS. The initial board of directors shall consist of the directors who are the incorporators. The names and addresses of the incorporators and the persons who are to serve as directors until the first annual meeting of the stockholders, or until their successors are elected and qualified are: DR. FREDERICK VOLINI, 1611 Highway 95, Bullhead City, Arizona 86442, and CAROLYN ADAMS, 967 Hancock Road, Suite 65, Bullhead City, Arizona 86442.

     ARTICLE VI. AUTHORIZED CAPITAL. The corporation shall have authority to issue one hundred (100) shares of common stock at no par value.

     ARTICLE VII. PREEMPTIVE RIGHTS. The holders from time to time of the common stock of the corporation shall have preemptive

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rights as to the common stock then or thereafter authorized to be issued, including treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

     ARTICLE VIII. STATUTORY AGENT. The name and address of the initial statutory agent of the corporation is GREGORY A. RING, 967 Hancock Rd, #65, Bullhead City, AZ 86442.

     ARTICLE IX. BOARD OF DIRECTORS. The number of persons to serve on the Board of Directors shall be fixed by the Bylaws, but in no case shall the number be less than one nor more than fifteen. The persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are: Frederick Volini.

     ARTICLE X.    INCORPORATORS. The incorporators of the corporation are:
Frederick Volini, 1611 Hwy 95, Bullhead City, AZ 86442 and Carolyn Adams, 967 Hancock Rd #65 Bullhead city AZ 86442.

     All powers, duties and responsibilities of the incorporators shall cease immediately following the adoption of the initial By-Laws of the corporation.

     ARTICLE XI. BY-LAWS. The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the shareholders, who nay amend, alter, repeal and replace By-Laws by the affirmative vote of the holders of a majority of the issued and outstanding voting shares of the corporation.

     ARTICLE XII. PRIVATE PROPERTY. The private property of the stockholders, directors, officers, employees and/or agents of the

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corporation shall be forever exempt from all corporate debts of any kind whatsoever, as provided under State Laws.

     IN WITNESS WHEREOF, we have hereunto set our hands this 4th day of April 1997.

/s/ Carolyn Adams                                       /s/ Frederick Volini
-------------------                                     ----------------------
CAROLYN ADAMS                                           FREDERICK VOLINI
INCORPORATOR                                            Incorporator

 STATE OF ARIZONA )
                  )ss.
 COUNTY OF MOHAVE )

     On this, the 4th day of April 1997, before me, the undersigned officer, personally appeared Dr. Ferederick Volini known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                        /s/ Marilyn G. McCoy
                                                        ------------------------
                                                        Notary Public


My Commission Expires:
     12-12-98

                                                                          [SEAL]
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[SEAL]

                              ARTICLES OF AMENDMENT
                                       OF
                          ARIZONA PATHOLOGY GROUP, P.C.

1.   The name of the Corporation is Arizona Pathology Group, P.C.

2.   Attached hereto as Exhibit A is the text of each amendment adopted.

3. The amendment does NOT provide for an exchange, reclassification or cancellation of issued shares.

4.   The amendment was adopted on the 1st day of January 2002.

5. The amendment was approved by the shareholders. There is ONE voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

     The voting group consisting of 50 outstanding shares of common stock is entitled to 50 votes. There were 50 votes present at the meeting. The voting group cast 50 votes for and NO votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

     DATED as of this 7th day of February, 2002.


                                         ARIZONA PATHOLOGY GROUP. INC.


                                         BY: /s/ Frederick I. Volini, President
                                            -----------------------------------
                                            Frederick I. Volini, President

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                                   EXHIBIT "A"
                                     TO THE
                              ARTICLES OF AMENDMENT
                                       OF
                          ARIZONA PATHOLOGY GROUP, P.C.

     The Articles of Incorporation of Arizona Pathology Group, P.C., are hereby amended as follows:

     Article I    NAME. The name of the corporation is ARIZONA PATHOLOGY
GROUP, INC.

     Article II PRINCIPAL OFFICE. The principal place of business will be at 2755 Silver Creek Road, Suite 203, Bullhead City, Arizona 86442.

     Pursuant to Title 10-2241 of the Arizona Revised Statutes, any reference to the corporation rendering professional services (i.e. "medical practice") is to be deleted, therefore. ARTICLE IV. INITIAL BUSINESS, is deleted in its entirety, so that upon this amendment becoming effective, the corporation may continue in its existence as a business corporation under chapters I though 17 of Title 10 of the Arizona Revised Statutes and is no longer subject to the chapter relating to professional corporations.

     ARTICLE VII.  PREEMPTIVE RIGHTS is deleted in its entirety.

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                              ARTICLES OF EXCHANGE
                                     BETWEEN
                                  STRIGEN INC.,
                               A UTAH CORPORATION
                                       AND
                          ARIZONA PATHOLOGY GROUP, P.C.,
                             AN ARIZONA CORPORATION

     THESE ARTICLES OF EXCHANGE are executed and entered into effective this 7th day of February, 2002, by and between Strigen, Inc, a utah corporation (hereinafter referred to as the "Acquiring Corporation"), and Arizona Pathology Group, P.C., an Arizona Corporation (hereinafter referred to as the "Acquired Corporation").

                                   WITNESSETH

                               I. PLAN OF EXCHANGE

     Pursuant to these Articles of Exchange, it is intended and agreed that the shareholders of the Acquired Corporation shall deliver to the Acquiring Corporation, free and clear of all liens, pledges, encumbrances, or claims, 100% of the issued and outstanding capital stock of APG, and the Acquiring Corporation agrees to acquire the Acquired Corporation on such date by issuing and delivering to the shareholders of the Acquired Corporation 184,991 shares of the Acquiring Corporation's common stock (the "Exchange Shares"). The terms, conditions and understandings of the share exchange are set forth in the Plan of Exchange, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

                II. THE NAME AND ADDRESS OF ACQUIRING CORPORATION

     The name and address of the known place of business of the acquiring corporation is strigen, inc., 10011 South Centennial Parkway, Suite 300, Sandy. Utah 84070.

  III. THE NAME AND ADDRESS OF THE STATUTORY AGENT OF THE ACQUIRING CORPORATION

     The name and address of the known place of business of the statutory agent of the Acquired Corporation is, Gregory A. Ring, 820 Gemstone, Bullhead City, Az. 86442.

       IV. APPROVED BY THE BOARD OF DIRECTORS OF THE ACQUIRING CORPORATION

     The Board of Directors of the Acquiring Corporation unanimously approved the agreement and plan of exchange. The vote of the shareholders of the Acquiring Corporation was not required.

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      V. APPROVAL BY THE BOARD AND SHAREHOLDERS OF THE ACQUIRED CORPORATION

     The Board of Directors of the Acquired Corporation unanimously approved the Agreement and Plan of Exchange. Of the 50 shares of common stock of the Acquired Corporation issued and outstanding. 50 shares were voted in favor of the Agreement and Plan of Exchange, with -0- shares voting against or abstaining, all in accordance with the provisions of the Title 10-1103 of the Arizona Revised Statutes, as amended. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

                        VI. STATUTORY BASIS FOR EXCHANGE

     The share exchange is allowed pursuant to Title 10-1102 of the Arizona Revised Statutes, as amended.

     IN WITNESS WHEREOF, the undersigned corporations, acting by their respective duly authorized officer, have executed these Articles of Exchange as of the date first above written.

STRIGEN, INC.,                                  ARIZONA PATHOLOGY GROUP, P.C.,
A UTAH CORPORATION                              an Arizona corporation


BY: /s/ Douglas G. Willmore, President          BY:
   -----------------------------------             -----------------------------
   Douglas G. Willmore, President                  Fredrick I. Volini, President

                                   Page 2 of 6
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      V. APPROVAL BY THE BOARD AND SHAREHOLDERS OF THE ACQUIRED CORPORATION

     The Board of Directors of the Acquired Corporation unanimously approved the Agreement and Plan of Exchange. Of the 50 shares of common stock of the Acquired Corporation issued and outstanding, 50 shares were voted in favor of the Agreement and Plan of Exchange, with -0- shares voting against or abstaining, all inc accordance with the provisions of the Title 10-1103 of the Arizona Revised Statutes, as amended. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

                        VI. STATUTORY BASIS FOR EXCHANGE

     The share exchange is allowed pursuant to Title 10-1102 of the Arizona Revised Statutes, as amended.

     In WITNESS WHEREOF, the undersigned corporations, acting by their respective duly authorized officer, have executed these Articles of Exchange as of the date first above written.


STRIGEN, INC.,                             ARIZONA PATHOLOGY GROUP, P.C.,
A UTAH CORPORATION                         an Arizona corporation


BY:                                        BY: /s/ Fredrick I. Volini
   -----------------------------------        -----------------------------
   Douglas G. Willmore, President             Fredrick I. Volini, President

                                   Page 2 of 6
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                                    EXHIBIT A
                                PLAN OF EXCHANGE
                                 OF STRIGEN, INC.
                                       AND
                          ARIZONA PATHOLOGY GROUP, P.C.

     THIS PLAN OF EXCHANGE (the "plan") dated as of February 7,2002, is entered into by and between Strigen, INC, a Utah corporation (the "Acquiring Corporation"), and Arizona Pathology Group, P.C. an Arizona corporation ("the Acquired Corporation"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                                    PREMISES

     WHEREAS, the Acquiring Corporation is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 5,000,000 shares of preferred stock of which no shares are issued and outstanding and 50,000,000 shares of common stock (the "Stringent Common Stock"), of which 5,000,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, the Acquired Corporation is a corporation duly organized and existing under the laws of the State of Arizona, having an authorized capital of 100 shares of common stock (the "APG" Common Stock"), of which 50 shares are issued and outstanding as of the date hereof, and

     WHEREAS, the respective boards of directors of the Constituent Corporations and the shareholders of the Acquired Corporation have duly approved this plan providing for the exchange of 184,991 shares of Strigen Common Stock for 100% of the issued and outstanding shares of APG Common Stock, so that the Acquired Corporation will be a wholly owned subsidiary of the Acquiring Corporation as authorized by the statutes of the State of Arizona.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said exchange and the manner and basis of causing the Strigen Common Stock to be exchange for the APG Common Stock and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

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                                    ARTICLE I

                       NAME CHANGE OF ACQUIRED CORPORATION

     On or immediately following the effective date of exchange, the Acquired Corporation shall changed its name from Arizona Pathology Group, P.C. to Arizona Pathology Group, Inc., consistent with the requirements of Title 10-2241 of the Arizona Revised Statutes, as amended.

                                    ARTICLE II
                   ADDITIONAL TERMS AND CONDITIONS OF EXCHANGE

     (A) On the Effective Date of the exchange the Acquired Corporation shall be a wholly owned subsidiary of the Acquiring Corporation;

          1. On the Effective Date of the exchange, the board of directors of the Acquired Corporation shall consist of the members of the board of directors of the Acquiring Corporation prior to the exchange, to serve thereafter in accordance with the bylaws of the Acquired Corporation and until their respective successors shall have been duly elected and qualified.

          2. On the Effective Date of exchange, the officers of the Acquiring Corporation shall be the officers of the Acquiring Corporation immediately prior to the exchange, with such officers to serve thereafter in accordance with the bylaws of the Acquired Corporation and until their respective successors shall have been duly elected and qualified.

     (B) If any certificate for shares of the Acquiring Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                                   ARTICLE III
                              SHAREHOLDER APPROVAL

     This Plan has been submitted to the stockholders of the Acquired corporation as provided by the laws of the states of Arizona. All required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the exchange under the provisions of the laws of the state of Arizona.

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                                   ARTICLE IV
       APPROVAL AND EFFECTIVE DATE OF THE EXCHANGE; MISCELLANEOUS MATTERS

     (A) The exchange shall become effective when all the following actions shall have been taken :

          1. This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Arizona and Utah;

          2. This Plan and Articles of Exchange in the form required, executed and verified in accordance with the laws of the states of Arizona, shall be filed in the Office of the Secretary of State of Arizona;

          3. Within 60 days after the filing of the Plan and the Articles of Exchange with the Office of the Secretary of State of the State of Arizona, a copy of the Articles of Exchange shall be published and an affidavit evidencing the publication shall be filed with the Office of the Secretary of State within 90 days after filing of the Articles of Exchange with said office.

     (B) The Secretary of State of the State of Arizona shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding.

     (C) This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

     (D) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

     (E) This plan shall be governed by and construed in accordance with the laws of the State of Arizona.

                    [Signatures appear on the following page]

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     The foregoing Plan of Exchange, having been approved by the board of directors of each Constituent Corporation, and having been adopted by the stockholders of the Acquired Corporation in accordance with the laws of the states of Utah and Arizona, the duly authorized officers of the Constituent Corporation's do hereby execute this Plan of Exchange this 7th day of February, 2002. declaring and certifying that this is our act and deed and the facts herein stated are true.


STRIGEN, INC.,                              ARIZONA PATHOLOGY GROUP, P.C.
a Utah Corporation                          an Arizona Corporation


By: /s/ Douglas G. Willmore                 By:
   ------------------------------              -------------------------------
   Douglas G. Willmore, President              Frederick I. Volini, President

                                   Page 6 of 6
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     The foregoing Plan of Exchange, having been approved by the board of directors of each Constituent Corporation, and having been adopted by the stockholders of the Acquired Corporation in accordance with the laws of the states of Utah and Arizona, the duly authorized officers of the Constituent Corporation's do hereby execute this Plan of Exchange this 7th day of February, 2002. declaring and certifying that this is our act and deed and the facts herein stated are true.

STRIGEN, INC.,                              ARIZONA PATHOLOGY GROUP , P.C.
a Utah Corporation                          an Arizona Corporation


By:                                         By: /s/ Frederick I. Volini
   ------------------------------              -------------------------------
   Douglas G. Willmore, President              Frederick I. Volini, President

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